ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                       LEGG MASON TOTAL RETURN TRUST, INC.


            FIRST: The Board of Directors ("Board") of Legg Mason Total Return Trust, Inc., a Maryland corporation ("Corporation") organized on May 22, 1985, has, by action on August 6, 1999, changed the name of the class of shares heretofore known as "Class A shares" to "Primary Class shares"; and changed the name of the class of shares heretofore known as "Class Y shares" to "Navigator Class shares". In all other respects, the shares of Legg Mason Total Return Trust, Inc., and their attendant rights and privileges, remain unchanged.

            SECOND: The Corporation is registered with the Securities and Exchange Commission as an open-end investment company under the Investment Company Act of 1940, as amended.

            THIRD: The Amendments contained herein were approved by a majority of the entire Board of Directors of the Corporation. The changes in name made herein are limited to changes expressly permitted by Section 2-605(a)(4) of the Maryland Corporations and Associations Code to be made without action by the stockholders of the Corporation.

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            IN WITNESS  WHEREOF,  the  undersigned  Vice President of Legg Mason
Total Return Trust, Inc. hereby executes these Articles of Amendment on behalf of the Corporation, and hereby acknowledges these Articles of Amendment to be the act of the Corporation, and further states under the penalties of perjury that, to the best of her knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

Dated: September 14, 1999                 LEGG MASON TOTAL RETURN TRUST, INC.


                                          By: /s/ Marie K. Karpinski
                                              ---------------------------------
                                              Marie K. Karpinski
                                              Vice President

Attest:  /s/ Wm. Shane Hughes
         -------------------------
         Secretary

Baltimore, Maryland (ss)

Subscribed and sworn to before me this 14th day of September, 1999.


/s/ Laura V. Atwater
--------------------
LAURA V. ATWATER
NOTARY PUBLIC OF MARYLAND
HARFORD COUNTY
MY COMMISSION EXPIRES 11/1/02


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